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                                                                   EXHIBIT 3.105

                                     BY-LAWS
                                       OF
                              SKC INVESTMENTS, INC.

                                    ARTICLE I
                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

           SECTION 2. OTHER OFFICES. The Corporation shall also have an office at 100 South Sangamon Street, Chicago, Illinois 60607 and any such other place as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         SECTION 1. PLACE OF MEETING. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

           SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held following the end of the Corporation's
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fiscal year at a date and time determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated by the Board of Directors for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as is convenient.

           SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman of the Board of Directors, the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the shares of the common Stock as of the date of such request.

           SECTION 4. NOTICE. Written notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten
(10) nor more than sixty (60) days prior thereto, either personally or by mail, facsimile or telegraph, addressed to each stockholder at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered three (3) days after being deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by facsimile, such notice shall be deemed to be delivered when

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confirmation of receipt is received by the sender. If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

           SECTION 5. ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than thirty (30) days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

           SECTION 6. QUORUM. The holders of a majority of each class of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. When a quorum


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is present at any meeting, the vote of the holders of a majority of each class of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

           SECTION 7. VOTING. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the class of capital stock having voting power held by such stockholder, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within ten (10) days next preceding such election of directors. No action requiring shareholder approval, including the election or removal of directors, may occur without the affirmative vote of the holders of a majority of the shares of each of the classes of shares then entitled to vote, voting as


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separate classes. Election of directors need not be by written ballot.

           SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, provided that prompt notice of such action shall be given to those stockholders who have not so consented in writing to such action without a meeting.

                                   ARTICLE III
                                    DIRECTORS

           SECTION 1. NUMBER AND TENURE. The business and affairs of the Corporation shall be managed by a board of not less than one (1) director, unless a different number shall be established by amendment to these By-Laws, subject to the limitation established by the certificate of incorporation. Each director shall serve for a term of one year from the date of his election and until his successor is elected. Directors need not be stockholders.

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           SECTION 2. RESIGNATION OR REMOVAL. Any director may at any time resign by delivering to the Board of Directors his resignation in writing, to take effect no later than ten days thereafter. Any director may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of a majority of the shares of stock issued and outstanding and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the shares of stock issued and outstanding.

           SECTION 3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the remaining directors then in office, though less than a quorum, the directors so chosen shall hold office until the next annual election and until their respective successors are duly elected.

         SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held annually or from time to time at a date, time and place set by the Chairman of the Board of Directors.

           SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors or any one (1) director. The


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person or persons calling a special meeting of the Board of Directors may fix a place within or without the State of Delaware for holding such meeting.

           SECTION 6. NOTICE. Written notice of any regular meeting or a special meeting shall be given at least ten (10) days prior thereto, either personally or by mail, facsimile or telegraph, addressed to each director at his address as it appears on the records of the Corporation; provided, however, that written notice of any regular meeting or a special meeting to be conducted by conference telephone shall be given at least three (3) days prior thereto, either personally, or by mail, facsimile or telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by facsimile, such notice shall be deemed to be delivered when confirmation of receipt is received by the sender. If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

           SECTION 7. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors,


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the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the Corporation or such director or between the Corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer or has a financial interest, is authorized or considered at such meeting.

SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or committee.

           SECTION 9. ACTION BY CONFERENCE TELEPHONE. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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           SECTION 10. COMMITTEES. The Board of Directors, by resolution adopted by the majority of the whole Board of Directors, may designate one (1) or more committees, each committee to consist of two (2) or more directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders a dissolution, to amend the By-Laws of the Corporation, to declare a dividend, or to authorize the issuance of stock.

           SECTION 11. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting


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of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

           SECTION 1. NUMBER AND SALARIES. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, one (1) or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any three (3) or more offices may be held by the same person.

           SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors following the stockholders' annual meeting, and shall serve for a term of one (1) year and until successors are elected by the Board of Directors. Any officer appointed by the Board of Directors may be removed, with or without cause, at any time by the Board of


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Directors. An officer may resign at any time upon written notice to the
Corporation. Each officer shall hold his office until his or her successor is appointed or until his or her earlier resignation, removal from office, or death.

           SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board (the "Chairman"), if any, shall be elected by the Board of Directors from their own number; the Chairman shall preside at all meetings of the stockholders and of the Board of Directors and shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; the Chairman shall be a member of all Committees, except the Audit Committee (if one is created); the Chairman may remove and replace, in his sole discretion, the officers of the Corporation; the Chairman shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned by the Board of Directors; PROVIDED, HOWEVER, that nothing herein contained shall be construed to mean that the Board of Directors is required to elect a Chairman.

           SECTION 4. THE PRESIDENT. Whether or not a Chairman is elected, the President shall be the chief operating officer of


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the Company; in the absence of a Chairman, the President shall preside at all meetings of the stockholders and the Board of Directors; the President shall have general and active supervision of the business of the Corporation subject to the direction of the Chairman; shall sign or countersign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board of Directors or directed by the chairman or as are incident to the office of the president of a corporation.

           SECTION 5. THE VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

           SECTION 6. THE SECRETARY. The secretary shall keep the minutes of the proceedings of the stockholders and the Board of Directors; the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these By-Laws or as required by law, shall be custodian of the corporate records and of the seal of the


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Corporation, and, in general, shall perform such other duties as may from time to time be assigned by the Chairman or by the Board of Directors. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep at the registered office or principal place of business of the Corporation a record of the stockholders of the corporation, giving the names and addresses of all such stockholders (which addresses shall be furnished to the Secretary by such stockholders) and the number and class of the shares held by each.

            SECTION 7. TREASURER. The Treasurer shall act as the chief financial officer of the Corporation, shall have the custody of the corporate funds and securities, shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and in general shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman or by the Board of Directors.

         SECTION 8. ASSISTANT SECRETARIES. The Assistant secretaries, if any, in general shall perform such duties as from time to time may be assigned to them by the Secretary or by the Board of Directors, and shall in the absence or incapacity of the Secretary, perform his functions.

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           SECTION 9. ASSISTANT TREASURERS. The Assistant Treasurers, if any, in
general shall perform such duties as from time to time may be assigned to them by the Treasurer or by the Board of Directors, and shall in the absence or incapacity of the Treasurer perform his functions.

                                    ARTICLE V
                              CERTIFICATES OF STOCK

           SECTION 1. SIGNATURE BY OFFICERS. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or President (or Vice President) and the Secretary or Treasurer (or an Assistant Secretary) of the Corporation, certifying the number of shares owned by the stockholder in the corporation.

            SECTION 2. FACSIMILE SIGNATURES. The signature of the Chairman, President, Vice President, Treasurer or Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and


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be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

            SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate(s) to be issued by the Corporation to replace any certificate(s) alleged to have been lost or destroyed, upon its receipt of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost or destroyed. When authorizing such issue of a new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate(s) alleged to have been lost or destroyed.

            SECTION 4. TRANSFER OF STOCK. Upon surrender to the corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon it books.

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            SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The
Board of Directors may close the stock transfer books of the Corporation for a period of not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not more than sixty (60) nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date of not more than sixty
(60) nor less than ten (10) days preceding the date of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent. In such case and notwithstanding any transfer of any stock on the books of the Corporation after any such record date, such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any

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adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

            SECTION 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. Except as otherwise provided by the laws of the State of Delaware, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.

                                   ARTICLE VI
                      CONTRACT, LOANS, CHECKS, AND DEPOSITS

            SECTION 1. CONTRACTS. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the Chairman, President, or any Vice President, Treasurer or Assistant Treasurer, and the Secretary, or any Assistant Secretary, may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.

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         SECTION 2. LOANS. No loans shall be contracted on behalf of the
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

         SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 4. ACCOUNTS. Bank accounts of the Corporation shall be opened, and deposits made thereto, by such officers or other persons as the Board of Directors may from time to time designate.

                                   ARTICLE VII
                                    DIVIDENDS

            SECTION 1. DECLARATION OF DIVIDENDS. Subject to the provisions, if any, of the Certificate of Incorporation, dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or contractual rights, or in shares of the Corporation's capital stock.

            SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of


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Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                                   FISCAL YEAR

           The fiscal year of the Corporation shall be established by the Board of Directors.

                                   ARTICLE IX
                                WAIVER OF NOTICE

           Whenever any notice whatever is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

                                    ARTICLE X
                                      SEAL

           The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate


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Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE XI
                                   AMENDMENTS

           Except as expressly provided otherwise by the Delaware General corporation Law, the Certificate of Incorporation, or other provisions of these By-Laws, these By-Laws may be altered, amended or repealed and new By-Laws adopted at any regular or special meeting of the Board of Directors by an affirmative vote of 60% all directors; provided, however, that at least ten (10) days advance written notice of the meeting is given to the directors, describing the proposed amendment or alteration of these By-Laws.


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